For Period ended 8/31/11                                         Series 76
File Number 811-07959

Sub-Item 77Q3:   Exhibits
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Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Item 8, the following are additional sub-advisers for the series listed above:

Adviser name:       GRT Capital Partners GP, LLC
Is this an adviser or sub-adviser (A/S): S
File number:   801-62286
City:   Boston    State: MA   Zip Code: 02109

Adviser name:       OMT Capital Management, LLC
Is this an adviser or sub-adviser (A/S): S
File number:   801-60466
City:   San Francisco    State: CA   Zip Code: 94104

Adviser name:       M.A. Weatherbie & Co., Inc.
Is this an adviser or sub-adviser (A/S): S
File number:   801-50672
City:   Boston    State: MA   Zip Code: 02110